UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

April 19, 2002
Date of Report (Date of earliest event reported)

NEOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

157 Technology Drive
Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

     On April 19, 2002, NeoTherapeutics, Inc. (“NeoTherapeutics”) determined to dismiss its independent auditors, Arthur Andersen LLP, and to engage the services of Ernst & Young LLP as its new independent auditors. The change in auditors became effective on April 19, 2002. This determination followed NeoTherapeutics’ decision to seek proposals from independent accountants to audit its financial statements, and was approved by NeoTherapeutics’ Board of Directors upon the recommendation of its Audit Committee. Ernst & Young will audit the financial statements of NeoTherapeutics for the fiscal year ending December 31, 2002.

     During the two most recent fiscal years of NeoTherapeutics ended December 31, 2001, and the subsequent interim period through April 19, 2002, there were no disagreements between NeoTherapeutics and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K have occurred within the two most recent fiscal years of NeoTherapeutics ended December 31, 2001 or within the interim period through April 19, 2002.

     The audit reports of Arthur Andersen on the consolidated financial statements of NeoTherapeutics as of and for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report on the consolidated financial statements of NeoTherapeutics as of and for the fiscal year ended December 31, 2001 contained an explanatory paragraph regarding NeoTherapeutics’ ability to continue as a going concern. A letter from Arthur Andersen is attached hereto as Exhibit 16.1.

     During the two most recent fiscal years of NeoTherapeutics ended December 31, 2001, and the subsequent interim period through April 19, 2002, NeoTherapeutics did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.

     (c)  Exhibits.

Exhibit Number	Description

16.1	Letter of Arthur Andersen LLP regarding change in independent public accountants.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHERAPEUTICS, INC.

Date: April 25, 2002	By:	/s/ Samuel Gulko
Name: Samuel Gulko Title: Senior Vice President, Finance, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Arthur Andersen LLP regarding change in independent public accountants.